Exhibit 99.1

American Lorain Corp	CCG Investor Relations
Mr. Alan Jin, CFO	Mr. Crocker Coulson, President
Phone: +86-21-6145-3891	Phone: 646-213-1915
E-mail: alanjin@americanlorain.com	E-mail: crocker.coulson@ccgir.com
www.americanlorain.com
Ms. Linda Salo, Financial Writer
Phone: 646-922-0894
E-mail: Linda.salo@ccgir.com
www.ccgirasia.com

American Lorain Begins Trading on NYSE Amex on Tuesday, September 8, 2009

JUNAN COUNTY, China, September 3, 2009 -- American Lorain Corporation (OTCBB:ALRC and NYSE AMEX:ALN) ("American Lorain" or the "Company"), an international processed foods company based in Shandong Province, People's Republic of China ("PRC"), today announced that it has received authorization to list its common stock on the NYSE Amex Exchange and will begin trading on Tuesday, September 8, 2009 under the ticker symbol "ALN." Until then, the Company’s common stock trades on the Over the Counter Bulletin Board ("OTC BB") under the ticker symbol "ALRC.OB."

"Moving from the OTC BB to NYSE Amex is a major milestone for American Lorain, as we strive to improve liquidity and transparency for our shareholders. Trading on NYSE Amex is also an important endorsement of the Company as a major player in the food processing industry in China and helps us build credibility with our customers worldwide," said Mr. Si Chen, CEO and Chairman of American Lorain. "We are excited and honored to join the NYSE Amex group of companies and expect to attract additional interest from the investment community following our listing on this senior exchange. We wish to thank our management team, dedicated employees, shareholders and loyal customers for their ongoing support."

"We are pleased to welcome the listing of American Lorain Corporation, a major processed foods company, on NYSE Amex," said Michael Yang, Chief Representative of Beijing Office, NYSE Euronext. "We look forward to a lasting partnership with the company and its shareholders."

About American Lorain Corporation
American Lorain Corporation ("American Lorain" or the "Company") is a Delaware corporation that develops, manufactures and sells various food products. The Company's products include chestnut products; convenience foods products (including ready-to-cook foods, ready-to-eat foods, and meals-ready-to-eat); and frozen, canned and bulk foods products. The Company currently sells over 234 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its four direct and indirect subsidiaries and one leased factory located in China. For more information about American Lorain, please visit our website at http://www.americanlorain.com ..

Forward-Looking Statements
Statements contained herein that relate to the Company’s future performance, including statements with respect to forecasted revenues, margins, cash generation and capital expenditures are "forward-looking statements". Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the current downturn in the worldwide economy; our ability to obtain adequate supplies of raw materials; our ability to manage our expansion strategy; changes in foreign currency exchange rates; government regulation; difficulties in new product development; changing consumer tastes in disparate markets worldwide and our ability to address those changes; our ability to attract and retain highly qualified personnel; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.